Exhibit 99.1

BOREAL WATER COLLECTION, INC.

DIRECTORS' RESOLUTION

11.24.2014.JSJ INVESTMENTS

BE IT KNOWN THAT, on the 24th day of November, 2014, at a duly constituted special meeting of the Directors of Boreal Water Collection, Inc. (“Company”), the following resolution was voted and approved upon motion duly made and seconded.

WHEREAS, the Company is obligated under the terms of an Debt Securities Purchase Agreement dated May 1, 2014 and

WHEREAS, the Company is agreeable to such a issuance;

NOW, THEREFORE, BE IT RESOLVED, the Board of Directors hereby authorizes the issuance of 14,877,058 free trading common stock shares of Boreal Water Collection Inc.

The stock certificate shall be in the name of JSJ Investments Inc. and shall be free trading shares.

CERTIFICATION BY SECRETARY

I am the Secretary of Boreal Water Collection, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Boreal Water Collection, Inc. on November 24, 2014, in accordance with the provisions of our Bylaws.

IN WITNESS WHEREOF, I have this 24th day of November, 2014 subscribed my name as Secretary of Boreal Water Collection, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

________________________________________

Secretary of Corporation

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WAIVER OF NOTICE

The undersigned Directors of Boreal Water Collection, Inc. hereby waive notice of the special Directors’ meeting held on November 24, 2014. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

_______________________________

Director

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